CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated April 2, 1999 and February 13, 1998, included in this Form 8-K and to the incorporation by reference in Gold Banc Corporation Inc.'s previously filed Registration
Statement File No. 333-65539.

                              ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
November 18, 1999
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